UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 499-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers:  Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 18, 2017, bluebird bio, Inc. (the “Company”) appointed Kory J. Wentworth, 39, Vice President, Finance and Principal Accounting Officer. Mr. Wentworth joins the Company from Alexion Pharmaceuticals, Inc. (“Alexion”), where he held positions of increasing responsibility for finance and accounting teams from December 2008 to December 2017, including Executive Director and Corporate Controller from November 2017 to December 2017, as Executive Director and Assistant Controller from September 2016 to October 2017, and as Senior Director and Assistant Controller from January 2012 to August 2016. Prior to his time at Alexion, Mr. Wentworth held positions at PricewaterhouseCoopers LLP of increasing responsibility for audit engagements from October 2002 to December 2008. Mr. Wentworth received his B.S. in Accounting from Susquehanna University.

There are no family relationships between Mr. Wentworth and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Wentworth had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with his appointment, the Company will grant Mr. Wentworth an incentive stock option for the purchase of 13,500 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), at a purchase price per share equal to the closing price per share of the Common Stock on the NASDAQ Global Select Market on January 2, 2018. Mr. Wentworth will also be granted 5,000 restricted stock units, vesting over four years. In addition, Mr. Wentworth is eligible for an annual cash bonus that targets thirty percent (30%) of his annualized base salary based upon achievement of certain performance goals and corporate milestones established by the Company. Achievement of goals will be determined in the sole discretion of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board.

Effective upon Mr. Wentworth’s appointment as the Company’s Principal Accounting Officer, Jeffrey T. Walsh, the Company’s Chief Financial and Strategy Officer, resigned as the Company’s Principal Accounting Officer, and will continue to serve as the Company’s Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Chief Legal Officer